Exhibit 24

                                                            [TELENOR LETTERHEAD]
[SEAL]

                               POWER OF ATTORNEY

Fornebu, Norway

The undersigned, the Chairman of the Board of Directors of Nye Telenor East Invest AS, a company duly organized and registered under the laws of Norway (the "COMPANY"), hereby appoints each of:

     Mr. Jan Edvard Thygesen, holding Norwegian Passport No. 01071345

     and

     Mr. Kjell-Morten Johnsen, holding Norwegian Passport No. J0002010 to represent the company and authorizes each of them, acting individually (each, a "REPRESENTATIVE"):

1.   to negotiate, agree, execute and deliver, on behalf of the Company:

     (a) the Share Purchase Agreement (the "SHARE PURCHASE AGREEMENT") between the Company and the other shareholders of Open Joint Stock Company "Comincom" ("COMINCOM"), relating to the purchase by the Company of shares of common stock, preferred stock and preferred convertible Class B stock of Comincom;

     (b) Individual Share Purchase Agreements (the "INDIVIDUAL SHARE PURCHASE AGREEMENTS") between the Company and the other shareholders of Comincom, relating to the purchase by the Company of shares of common stock, preferred stock and preferred convertible Class B stock of Comincom (as applicable):

     (c) Amendment No. 2 to the Shareholders Agreement ("AMENDMENT NO. 2") among the Company, the Strategic Russian Shareholders of Comincom and certain other persons;

     (d) a term sheet (the "TERM SHEET") among the Company, Golden Telecom, Inc. ("GOLDEN") and certain shareholders of Golden;

     (e) a share purchase or share exchange agreement (the "SHARE EXCHANGE AGREEMENT") between the Company and Golden and/or one or more of its affiliates, relating to the exchange of shares of Comincom for shares of common stock of Golden;

     (f) a shareholders agreement (the "SHAREHOLDERS AGREEMENT") among the Company, Golden and certain shareholders of Golden;



                                                                 [TELENOR LOGO]

     (g) a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT") among the Company, Golden and certain shareholders of Golden; and

     (h) any and all applications, agreements, letters, certificates, deeds or other documents relating to, in connection with, or required to be provided under, the Share Purchase Agreement, the Individual Share Purchase Agreements, Amendment No. 2, the Term Sheet, the Share Exchange Agreement, the Shareholders Agreement and/or the Registration Rights Agreement (collectively, the "AGREEMENTS"), as such Representative may, in his sole discretion, think fit for the Company to execute and deliver (as shall be evidenced by his signature for all purposes).

     and to negotiate, enter into, execute and deliver any and all further agreements, instruments, certificates and other documents, and to take all such other actions, as such Representative may deem necessary or advisable in order to implement, effectuate and comply with the terms, provisions and conditions of any Agreement and any and all transactions and agreements contemplated thereby and any necessary amendments, supplements or waivers to any Agreement;

2. to give on behalf of the Company any notice, certificate, confirmation or communication and do any acts and things as may be necessary in connection with any Agreement or any instrument, certificate or other document referred to in paragraph 1 above, or as may be required by applicable law;

3. to request on behalf of the Company documents from Comincom's registry of shareholders, to execute on behalf of the Company any and all share transfer orders (peredatochnye rasporyazheniya) in respect of any shares in Comincom, and to otherwise exercise on behalf of the Company any and all rights of a person registered in Comincom's registry of shareholders.

4. to vote the Company's shares in Comincom at any meeting of shareholders of Comincom, to execute on behalf of the Company any written resolution of shareholders of Comincom, and to otherwise exercise on behalf of the Company any and all rights of a shareholder of Comincom;

5. to make any statement, sign, file or receive any document or application, and do any other act or thing as may be necessary and/or appropriate for the execution and performance of any of the Agreements, including to request such governmental and other authorizations, registrations or administrative verifications as may be necessary, and file any documents (including, without limitation, any disclosure documents) with, and obtain any authorizations, approvals, certificates and permissions of, any of the governmental authorities of the Russian Federation, the United States of America, Norway or the European Union, including, without limitation, the Ministry for Anti-Monopoly Policy and Support for Entrepreneurship of the Russian Federation and its territorial agencies, the Federal Commission for the Securities Market of the Russian Federation, the United States Federal Trade Commission, the United States Department of Justice, the United States Securities and Exchange Commission, and the Directorate General for Competition of the European Commission;



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                                                                 [TELENOR LOGO]


6. to represent the Company before the government and any governmental agency, office or organization of the Russian Federation, the United States of America, Norway or the European Union; and


7. to execute any letters appointing CT Corporation System as the Company's agent for service of process;

8. to execute all necessary documents required for the opening of one or more bank accounts of the Company with any Russian bank, including, without limitation, ZAO Citibank in Moscow, Russia and any and all agency agreements, payment instructions and/or wire transfer orders in relation to any payment to be made to or from any bank account to any person or entity, and to otherwise open and operate any bank account;

9. to receive property, money, deposits, securities and documents from any and all persons, institutions, enterprises and organizations in connection with the performance of any Agreement;


10. to give on behalf of the Company any notice, certificate, confirmation or communication and do any act or thing as may be necessary in connection with any agreement, letter, document, deed or act referred to in paragraphs 1 through 9 (inclusive) above; and

11. to take any other action required or permitted to be taken by the Company under any Agreement, and to do any act or thing as such Representative may deem necessary or appropriate to carry out any of the objectives set forth above.

This Power of Attorney shall be valid for three (3) years from the date hereof.

Either Representative may delegate any of the above powers to such person or persons as such Representative deems necessary in order to assist such Representative in accomplishing any of the aforementioned objectives.

In witness whereof, Nye Telenor East Invest AS has caused this Power of Attorney to be executed in Fornebu, Norway on this 5th day of May 2003.


NYE TELENOR EAST INVEST AS

By   /s/ JON FREDRIK BAKSAAS
     ----------------------------------
     Jon Fredrik Baksaas
     Chairman of the Board of Directors



The undersigned Notary Public hereby certifies that Jon Fredrik Baksaas has signed this document. The signature is certified on the basis of the signature deposited in our register of signatories. Oslo byfogd og notarius publicus,
6 May 2003.
________________________________________________________________________________

                                 /s/ WANJA ROSAEG          [NOTARY SEAL]
                                 Notary Public

                                 Wanja Rosaeg
                                  konsulent

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________________________________________________________________________________

                                    APOSTLE

                      (Convention de La Haye du 5 octobre 1961)

1. Country: Norway
   This public document
2. has been signed by: Wanja Rosaeg
                       ------------
3. acting in the capacity of Notary Public
                             -------------
4. bears the seal/stamp of the Notary Public
                           -----------------
                              in OSLO

                                   CERTIFIED
5. At Oslo               6. the 06.05.03
                                -------------
7. by the Governor of the counties of
               Oslo and Akershus
8. No 3592/03
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9. Seal/Stamps:          10. Signature

      [SEAL]              [illegible]
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